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                                                                Exhibit 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS


        As independent accountants, we hereby consent to the reference to our firm under the caption "Experts" and the inclusion in this Registration Statement of F.N.B. Corporation on Form S-4 of our report dated January 17, 1997, on our audits of the financial statements of Indian Rocks State Bank and to all references to our firm included in this Registration Statement.


                                        Bobbitt, Pittenger & Company, P.A.
                                        Certified Public Accountants




Sarasota, Florida
July 28, 1997